AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 15, 2003

To Our Shareholders:

      The annual meeting of shareholders of AMCOL International Corporation, or AMCOL, will take place on Thursday, May 15, 2003, at 11:00 AM, local time, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, for the following purposes:

      1. To elect three (3) directors, for a three-year term or until their successors are elected and qualified.

      2.    To amend AMCOL's 1998 Long-Term Incentive Plan.

      3.    To ratify the appointment of independent auditors.

      4. To transact any other business which properly comes before the annual meeting.

      Only shareholders of record of AMCOL's common stock as of the close of business on March 19, 2003 will be entitled to notice of and to vote at the annual meeting and at any adjournments of the annual meeting.

      The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director, "FOR" approval of the amendment to AMCOL's 1998 Long-Term Incentive Plan and "FOR" ratification of the appointment of independent auditors.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person. Thank you for your interest and cooperation.

                                             By Order of the Board of Directors,

                                             Clarence O. Redman
                                             Secretary

Arlington Heights, Illinois
April 1, 2003

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 15, 2003

                                  INTRODUCTION

      We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation, or AMCOL, for use at our annual meeting of shareholders to be held on Thursday, May 15, 2003, at 11:00 AM, Central Daylight Savings Time, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and at any adjournment of the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to shareholders of AMCOL on or about April 1, 2003.

      At the annual meeting, you will be asked to consider and vote upon the following matters:

      1. The election of three (3) directors for a three-year term or until their successors are elected and qualified.

      2.    To amend AMCOL's 1998 Long-Term Incentive Plan.

      3.    To ratify the appointment of independent auditors.

      4.    Any other business which properly comes before the annual meeting.

      The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director, "FOR" approval of the amendment to AMCOL's 1998 Long-Term Incentive Plan and "FOR" ratification of the appointment of independent auditors.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

               The date of this proxy statement is April 1, 2003.

                               THE ANNUAL MEETING

General

      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL for use at the annual meeting to be held on Thursday, May 15, 2003, at 11:00 AM, Central Daylight Savings Time, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and at any adjournment of the annual meeting.

Record Date

      The Board of Directors has fixed the close of business on March 19, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment. Accordingly, only holders of record of AMCOL's common stock at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy, or telephone or in person. As of the record date, there were 28,092,666 shares of AMCOL's common stock issued and outstanding. Each share of AMCOL's common stock entitles the holder to one vote.

Purpose of the Annual Meeting; Recommendation of the Board of Directors

      At the annual meeting, AMCOL's shareholders will be asked to consider and vote upon the following matters:

      o     the election of three directors;

      o     amendment to AMCOL's 1998 Long-Term Incentive Plan;

      o     ratification of the appointment of independent auditors; and

      o     any other business which properly comes before the annual meeting.

      The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director, "FOR" approval of the amendment to AMCOL's 1998 Long-Term Incentive Plan and "FOR" ratification of the appointment of independent auditors.

Proxies; Vote Required

      Under Delaware law, the election of the three directors, the amendment to AMCOL's 1998 Long-Term Incentive Plan and ratification of the appointment of independent auditors must be approved by the holders of a majority of the shares of AMCOL's common stock represented at the annual meeting.

      All properly executed proxies received by AMCOL prior to the annual meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless contrary instructions are marked, proxies will be voted "FOR" each of AMCOL's nominees for director, "FOR" the amendment to AMCOL's 1998 Long-Term Incentive Plan and "FOR" ratification of the appointment of independent auditors. The Board of Directors knows of no other business which will be presented for consideration at the annual meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by doing any of the following:

      o giving written notice to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803;

      o     submitting a duly executed proxy bearing a later date;

      o     voting by telephone on a later date; or

      o     attending the annual meeting and voting in person.

      Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCOL's common stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of AMCOL's common stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for purposes of determining whether a proposal has been approved. Thus, abstentions and broker non-votes will have the same effect as a vote against AMCOL's nominees for directors, amendment to the 1998 Long-Term Incentive Plan and ratification of the appointment of independent auditors.

Proxy Solicitation and Expenses

      The accompanying proxy is being solicited on behalf of the Board of Directors of AMCOL. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by AMCOL. Solicitation of holders of AMCOL's common stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of AMCOL, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of AMCOL's common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by AMCOL for their reasonable out-of-pocket expenses.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      AMCOL's Board of Directors consists of 10 directors. AMCOL's Certificate of Incorporation divides the Board of Directors into three classes, with the members of one class to be elected each year for a three-year term. The terms of the Class II directors will expire at the Annual Meeting. The following tables set forth certain information regarding the director nominees and the continuing members of the Board:

Information Concerning Nominees

                                                  CLASS II
                                          (Term expiring in 2006)

--------------------------------------------------------------------------------------------------------------------------------
Name                               Age      Director Since    Principal Occupation for Last Five Years
--------------------------------------------------------------------------------------------------------------------------------
Robert E. Driscoll, III             64           1985         Retired Dean and Professor of Law, University of South Dakota.
--------------------------------------------------------------------------------------------------------------------------------
Daniel P. Casey                     60           2002         Retired Chief Financial Officer and Vice Chairman of the Board of
                                                              Gaylord Container Corp., a manufacturer and distributor of brown paper and packaging products.
--------------------------------------------------------------------------------------------------------------------------------
Dale E. Stahl                       55           1995         President and Chief Executive Officer of Inland Paperboard and
                                                              Packaging, Inc., a manufacturer of containerboard and corrugated boxes since June 2000; prior thereto President and Chief Operating
                                                              Officer of Gaylord Container Corporation, a manufacturer and distributor of brown paper and packaging products.
--------------------------------------------------------------------------------------------------------------------------------

      Each nominee must receive the favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy, assuming a quorum is present.

      The Board of Directors recommends that AMCOL's shareholders vote "FOR" each of the nominees named above.

Information Concerning Continuing Members of the Board

                                                  Class I
                                          (Term expiring in 2005)

--------------------------------------------------------------------------------------------------------------------------------
Name                               Age     Director Since    Principal Occupation for Last Five Years
--------------------------------------------------------------------------------------------------------------------------------
John Hughes                         60          1984         Chairman of the Board. Chief Executive Officer of AMCOL from 1985 until May 2000.
--------------------------------------------------------------------------------------------------------------------------------
Clarence O. Redman                  60          1989         Secretary of AMCOL. Also, of counsel to Lord, Bissell & Brook since
                                                             October 1997, the
                                                             law firm that
                                                             serves as Corporate
                                                             Counsel to AMCOL.
--------------------------------------------------------------------------------------------------------------------------------
Lawrence E. Washow                  49          1998         President and Chief Executive Officer of AMCOL since May 2000,
                                                             Chief Operating Officer of AMCOL since August 1997; prior thereto,
                                                             Senior Vice President of AMCOL and President of Chemdal
                                                             International Corporation (unit sold to BASF AG in June 2000).
--------------------------------------------------------------------------------------------------------------------------------
Audrey L. Weaver*                   48          1997         Private investor.
--------------------------------------------------------------------------------------------------------------------------------

*     Paul C. Weaver and Audrey L. Weaver are first cousins.

                                                  CLASS III
                                          (Term expiring in 2004)

--------------------------------------------------------------------------------------------------------------------------------
Name                               Age    Director Since   Principal Occupation for Last Five Years
--------------------------------------------------------------------------------------------------------------------------------
Arthur Brown                        62         1990        Chairman, President and Chief Executive Officer of Hecla Mining
                                                           Company.
--------------------------------------------------------------------------------------------------------------------------------
Jay D. Proops                       61         1995        Private investor since 1995; prior thereto, Vice Chairman and co-founder of The Vigoro Corporation. Also a Director of Great Lakes
                                                           Chemical Corporation.
--------------------------------------------------------------------------------------------------------------------------------
Paul C. Weaver*                     40         1995        Vice President of Information Resources, Inc. since 2002; prior thereto Managing partner of Consumer Aptitudes, Inc. since July 1997, both companies engage in marketing research; prior thereto, various sales and account management positions for AC Nielsen Company, a provider of marketing information services.
--------------------------------------------------------------------------------------------------------------------------------

*     Paul C. Weaver and Audrey L. Weaver are first cousins.

         PROPOSAL 2: AMENDMENT TO AMCOL'S 1998 LONG-TERM INCENTIVE PLAN

General

      The Board of Directors has adopted, subject to shareholder approval, an amendment to AMCOL's 1998 Long-Term Incentive Plan, or the Plan. The Plan was approved by AMCOL's shareholders at AMCOL's annual meeting in 1998 and amended at AMCOL's annual meeting in 2001. Under the proposed amendment, the maximum number of shares of AMCOL common stock with respect to which awards may be issued under the Plan will be increased from 2,900,000 to 3,900.000. As of February 28, 2003, the number of AMCOL shares of common stock subject to outstanding options under the Plan was 1,950,517, leaving only remaining 410,389 shares of AMCOL common stock with respect to which awards may be issued under the Plan. The increase of 1,000,000 shares would permit the Compensation Committee to continue to grant options or other securities based incentives to attract and reward employees, officers and directors.

      The following is a brief description of the material features of the Plan. You are encouraged to read the Plan in its entirety. This document has been filed with the SEC and is publicly available.

      Purpose

      The purpose of the Plan is to provide officers, directors and employees who have substantial responsibility for the direction and management of AMCOL with an additional incentive to promote the success of AMCOL's business, to encourage such persons to remain in the service of AMCOL and to enable them to acquire proprietary interests in AMCOL. Approximately seventy individuals are eligible for awards under the Plan including nine directors, six executive officers of the Company and fifty-five key employees.

      Awards

      The Plan provides for the granting of awards of restricted stock, Incentive Stock Options, or ISOs, nonqualified stock options, or NSOs, and stock appreciation rights, or SARs. The Plan permits awards to participants with respect to a total of 2,900,000 shares of AMCOL's common stock. If the amendments to the Plan are approved, the Plan will permit awards to participants with respect to a total of 3,900,000 shares of AMCOL's common stock. As of February 28, 2003 the closing sale price of AMCOL's common stock was $5.70 per share as reported by the New York Stock Exchange.

                                  The Committee

      The Plan is administered by a committee composed of two or more individuals elected by the Board of Directors from time to time. The committee must be composed of directors. Currently, the Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee from time to time grants awards under the Plan to selected eligible directors, officers and employees, without payment by the participant.

                             Restricted Stock Awards

      The Plan permits the granting of awards of restricted stock to any participant. Awards of restricted stock may be issued to participants without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the restricted stock expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, the participant will have all of the rights of a shareholder of AMCOL with respect to his shares of restricted stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.

                             Incentive Stock Options

      The Plan provides for the granting of ISOs to any employee of AMCOL. The committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price is also determined by the committee and may not be less than the fair market value of AMCOL's common stock on the date of grant. The exercise price may not be less than 110% of such fair market value if the participant was the holder of more than 10% of AMCOL'S outstanding voting securities.

      Unless the committee otherwise determines, the option period for ISOs granted under the Plan will expire upon the earliest of:

      ten years after the date of grant (five years in the case of a holder of more than 10% of AMCOL's outstanding voting securities);

      three months after termination of employment for any reason other than cause, death or total and permanent disability;

      immediately upon termination of employment for cause;

      twelve months after death or termination of employment on account of total and permanent disability; or

      such other date or event as specified by the committee.

                           Nonqualified Stock Options

      The Plan provides for the granting of NSOs to any participant. The committee has the authority to determine the terms and conditions of each grant including the number of shares subject to each NSO, the option period and the option exercise price. The NSO exercise price may not be less than 85% of the fair market value of the common stock on the date of grant.

      Unless the committee otherwise determines, the option period for NSOs granted pursuant to the Plan will expire upon the earliest of:

      ten years after the date of grant;

      three months after termination of employment for any reason other than cause, death, total and permanent disability or retirement after age 65 (nonemployee directors will be treated as being terminated when they cease to serve on the Board);

      immediately upon termination of employment for cause;

      sixty months after termination of employment on account of retirement after age 65;

      twelve months after death or termination of employment on account of total and permanent disability; or

      such other date or event as specified by the committee.

                            Stock Appreciation Rights

      The Plan provides for the granting of SARs to any participant. SARs granted by the committee pursuant to the Plan may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the participant would receive from AMCOL an amount equal to the product of the excess of the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and the number of shares of common stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs may be exercisable during a period established by the committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants may be paid in shares of common stock or cash, as determined by the committee.

      The Manner of Exercise

      The committee may permit the exercise price for options granted under the Plan to be paid in cash or shares of common stock, including shares of common stock which the participant received upon the exercise of one or more options. The committee may also permit the option exercise price to be paid by the participant's delivery of an election directing AMCOL to withhold shares of common stock from the common stock otherwise due upon exercise of the option or any other method permitted by law.

      Vesting

      Unless the committee establishes a different vesting schedule at the time of grant, awards generally vest 40% after two years, 60% after three years, 80% after four years and 100% after five years. A participant may not exercise an option or SAR or transfer shares of restricted stock until the award has vested.

      Under the Plan, generally, if a participant's employment with AMCOL or service on the Board is terminated due to retirement, death, disability or a change in control of AMCOL (as determined by the committee), the committee may, in its discretion, accelerate vesting. If a participant's employment with or service to AMCOL is terminated for any other reason, any awards that are not yet vested are forfeited.

      Nontransferability

      Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Code; provided, however, that NSOs, SARs and restricted stock are transferable in the committee's discretion after vesting.

      Withholding Tax

      AMCOL shall have the right to withhold in cash or shares of common stock with respect to any payments made to participants, any taxes required by law to be withheld because of such payments.

      Amendment; Termination

      The Board of Directors may amend the Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of participants.

      The Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time.

      Federal Tax Consequences-Incentive Stock Options

      Provided a participant is an employee of AMCOL during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the participant or AMCOL. If subsequent to the exercise of an ISO the participant does not dispose of the acquired common stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the common stock to the participant, or the holding period, AMCOL is not entitled to a tax deduction, the participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the common stock is treated as a long-term capital gain or loss. Some tax deductions and exclusions, known as "tax preference items," give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high-income individuals.

      If a participant exercised an ISO and disposes of the acquired common stock before the end of the holding period, the participant realizes ordinary income in an amount equal to the lesser of the fair market value of the common stock on the date of exercise over the option price of the common stock, or the amount realized on disposition over the adjusted basis of the common stock. Any remaining gain will be considered capital gain to the participant. AMCOL will be entitled to a corresponding tax deduction in the same amount and at the same time, subject to the limitations imposed by Code Section 162(m).

      Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under some qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000.

      Federal Tax Consequences-Non-Qualified Stock Options

      Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, AMCOL is not entitled to a deduction with respect to the grant of an NSO.

      Upon the exercise of an NSO, a participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the common stock acquired (as of the date of exercise) over the exercise price. AMCOL will generally be entitled to a corresponding deduction equal to this amount for AMCOL's taxable year that ends with or includes the end of the participant's taxable year of income inclusion, subject to the limitations imposed by Code Section 162(m).

      A participant's basis in the common stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the participant's gross income upon the exercise of the NSO. The gain or loss realized by the participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

      Federal Tax Consequences-Restricted Stock

      Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the committee), no taxable income will be recognized by the participant upon an award of restricted stock. Absent an election under Section 83(b) of the Code, the participant is deemed to receive ordinary income at the time the restrictions on the restricted stock lapse. The amount of the participant's taxable income is equal to the fair market value of the restricted stock, less any amount paid by the participant for the restricted stock. However, a participant may make an election under Section 83(b) of the Code, within thirty days of the date of issuance of the restricted stock, to be taxed at the time of issuance. Any participant who makes such an election recognizes ordinary income on the date of issuance of the restricted stock equal to its fair market value at that time, less any amount paid by the participant for the restricted stock. The participant's basis in this stock will be increased by the amount includable in his or her gross income under Code Section 83.

      AMCOL is entitled to a deduction equal to the amount includable in the participant's gross income for AMCOL's tax year in which or with which ends the participant's taxable year in which the amount is included in the participant's gross income. AMCOL's deduction is also subject to the limitations imposed by Code Section 162(m) mentioned above. If the participant subsequently disposes of the restricted stock after it becomes substantially vested, the participant will recognize capital gain or loss equal to the difference between the amount realized and the participant's basis in the restricted stock, assuming the restricted stock is held as a capital asset.

      Unless an election under Code Section 83(b) is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the restricted stock subsequent to a Code Section 83(b) election are treated as dividend income, rather than compensation, for federal income tax purposes.

      New Plan Benefits

      The grant of awards under the Plan is within the discretion of the committee administering the

Plan or the Board of Directors. Therefore, we are unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the amendment to the 1998 Plan. If the proposed amendment had been in effect during 2002, it would not have affected the determination of the number of options received by or allocated to participants in 2002. No person is currently expected to receive five percent or more of the total number of options available for grant under the Plan and AMCOL is not aware that any associate of any executive officer or director has received options under the Plan.

      The Amendment

      In order to implement the amendment, the Plan is proposed to be amended as set forth below:

      Section 3 of the Plan shall be amended to read as follows:

            3. Stock Subject to the Plan.

                  Except as otherwise provided in Section 12, the aggregate
            number of shares of Common Stock with respect to which Awards may be granted through this Plan may not exceed 3,900,000 shares. If any Awards shall terminate or expire as to any number of shares, new Awards may thereafter be awarded with respect to such shares. The aggregate number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year may not exceed 100,000 shares.

      Proxies will be voted for or against approval of the amendment to the Plan in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon is required to adopt the amendment.

      The Board of Directors recommends that AMCOL's shareholders vote "FOR" approval of the amendment to AMCOL's 1998 Long-Term Incentive Plan.

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed KPMG LLP to serve as independent auditors for the fiscal year ending December 31, 2003, subject to ratification of the appointment by the shareholders. KPMG LLP has served as the Company's independent auditors for many years and is considered to be well qualified.

      If the share owners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

      The Board of Directors recommends that AMCOL's shareholders vote "FOR" approval of the ratification of the appointment of Ernst & Young LLP as independent auditors.

                               SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

      The following table sets forth all persons known to be the beneficial owner of more than 5 percent of AMCOL's common stock as of February 28, 2003.

--------------------------------------------------------------------------------
       Name and Address of Beneficial Owner      Number of Shares and  Percent
                                                 Nature of Beneficial  of Class
                                                     Ownership(1)
--------------------------------------------------------------------------------
Advisory Research, Inc. (2)
   180 North Stetson St., Suite 5780                   1,726,800         6.16
   Chicago, Illinois 60601
--------------------------------------------------------------------------------
Bankmont Financial Corp.
   Paul Bechtner Trust                                 3,374,528        12.03
   111 West Monroe Street                                 (3)
   Chicago, Illinois 60690
--------------------------------------------------------------------------------
Everett P. Weaver
   c/o AMCOL International Corporation                 3,386,528        12.07
   1500 West Shure Drive, Suite 500                      (4)(5)
   Arlington Heights, Illinois 60004-7803
--------------------------------------------------------------------------------
William D. Weaver
   c/o AMCOL International Corporation                 4,230,829        15.06
   1500 West Shure Drive, Suite 500                      (4)(6)
   Arlington Heights, Illinois 60004-7803
--------------------------------------------------------------------------------

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Based solely on a Schedule 13G filed with the SEC on February 14, 2003. According to the Schedule 13G, Advisory Research, Inc. is an investment advisor.

(3) Voting and investment power are share by the trustees of this trust. See note (4) below.

(4) Includes 3,374,528 shares held in the Paul Bechtner Trust as to which Messrs. Everett P. Weaver, William D. Weaver and Bankmont Financial Corp. are co-trustees and share voting and investment power.

(5) Includes 15,000 shares in a trust as to which voting and investment power are shared with Mr. Weaver's wife.

(6) Includes 344,501 shares held in a living trust, 200,000 shares in a charitable remainder trust, 56,800 shares in a family charitable remainder unitrust, and 30,000 shares in a charitable foundation, also includes 225,000 shares held in Mr. Weaver's wife's living trust, as to which Mr. Weaver may be deemed to have voting and investment power.

Security Ownership of Directors and Executive Officers

      The following table sets forth, as of February 28, 2003, shares beneficially owned by: (i) each director and nominee; (ii) the Chief Executive Officer; (iii) the named officers set forth on page 16; and (iv) as a group, such persons and other executive officers.

--------------------------------------------------------------------------------
     Beneficial Owner          Number of Shares and Nature     Percent of Class
                                of Beneficial Ownership(1)
--------------------------------------------------------------------------------
Arthur Brown                             77,840                        *
--------------------------------------------------------------------------------
Daniel P. Casey                          10,000                        *
--------------------------------------------------------------------------------
Robert E. Driscoll, III                 427,675                        1.52
--------------------------------------------------------------------------------
John Hughes                           1,216,491                        4.31
--------------------------------------------------------------------------------
Jay D. Proops                           119,741                        *
--------------------------------------------------------------------------------
C. Eugene Ray                           135,489                        *
--------------------------------------------------------------------------------
Clarence O. Redman                      293,567                        1.05
--------------------------------------------------------------------------------
Dale E. Stahl                           115,741                        *
--------------------------------------------------------------------------------
Lawrence E. Washow                    1,004,121                        3.51
--------------------------------------------------------------------------------
Audrey L. Weaver                        782,003                        2.79
--------------------------------------------------------------------------------
Paul C. Weaver                          399,962                        1.42
--------------------------------------------------------------------------------
Gary L. Castagna                        228,702                        *
--------------------------------------------------------------------------------
Ryan McKendrick                         169,355                        *
--------------------------------------------------------------------------------
Gary Morrison                           221,933                        *
--------------------------------------------------------------------------------
Peter L. Maul                           176,907                        *
--------------------------------------------------------------------------------
All of the above and other
  executive officers as a
  group (16 persons)                  4,915,806                       16.59
--------------------------------------------------------------------------------

* Percentage represents less than 1% of the total shares of common stock outstanding as of February 28, 2003.

(1)   Nature of beneficial ownership is set forth on Page 15

------------------------------------------------------------------------------------------------------------------------------------
                                        Nature of Beneficial Ownership (Shares Held) as of February 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           As Trustee
      Beneficial Owner     Directly or       In the          In           As                     By          of the       Subject to
                            as Joint        Company's     Limited     Trustee or      As       Family       Company's      Options
                           Tenants (1)       Savings    Partnership   Co-Trustee   Custodian   Members     Pension Plan  Exercisable
                                             Plan (2)        (3)         (4)                                    (5)       in 60 Days
------------------------------------------------------------------------------------------------------------------------------------
Arthur Brown                  23,400            --             --           --           --         --             --        54,440
------------------------------------------------------------------------------------------------------------------------------------
Daniel P. Casey               10,000            --             --           --           --         --             --            --
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Driscoll, III        7,000            --        390,895        4,300           --         --             --        25,480
------------------------------------------------------------------------------------------------------------------------------------
John Hughes                                109,669       135,711        492,837           --       55,838    217,500        204,936
------------------------------------------------------------------------------------------------------------------------------------
Jay D. Proops                 24,000            --         10,000           --           --         --             --        85,741
------------------------------------------------------------------------------------------------------------------------------------
C. Eugene Ray                 81,150            --             --           --           --     20,250             --        34,089
------------------------------------------------------------------------------------------------------------------------------------
Clarence O. Redman           154,760        65,136             --       56,800           --         --             --        16,871
------------------------------------------------------------------------------------------------------------------------------------
Dale E. Stahl                 30,000            --             --           --           --         --             --        85,741
------------------------------------------------------------------------------------------------------------------------------------
Lawrence E. Washow           244,957        16,591             --           --           --         --             --       525,073
------------------------------------------------------------------------------------------------------------------------------------
Audrey L. Weaver             691,937            --             --       56,800           --     26,154        217,500         7,112
------------------------------------------------------------------------------------------------------------------------------------
Paul C. Weaver               299,397            --             --       27,037           --     30,830             --        42,698
------------------------------------------------------------------------------------------------------------------------------------
Gary L. Castagna               4,100         3,102             --           --           --         --        217,500         4,000
------------------------------------------------------------------------------------------------------------------------------------
Ryan F. McKendrick             2,298        13,641             --           --           --         --             --       153,416
------------------------------------------------------------------------------------------------------------------------------------
Gary D. Morrison               7,966        43,672             --           --           --         --             --       170,295
------------------------------------------------------------------------------------------------------------------------------------
Peter L. Maul                 17,361         2,668             --           --        5,670         --             --       151,208
------------------------------------------------------------------------------------------------------------------------------------
All Directors and
Executive Officers         1,598,558       257,665        536,606       580,974        5,670    133,072        217,500     1,585,761
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes shares held in joint tenancy with spouses for which voting rights may be shared.

(2)   With the exception of Mr. Redman's shares, which are held in the Clarence
      O. Redman PC Savings Plan and an Investment Retirement Account, the shares are held in AMCOL's Savings Plan.

(3)   The named director is a general partner.

(4) Mr. Redman resigned as co-trustee of the Weaver Family Unitrust on March 18, 2003 and no longer has a beneficial interest in the 56,800 shares held in such trust.

(5)   Messrs. Castagna, Hughes and Washow share voting rights.

                          NAMED OFFICERS' COMPENSATION

Summary Compensation Table

      The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 2002, 2001 and 2000, individual compensation for services to AMCOL and its subsidiaries of those persons who were at December 31, 2002: (i) the Chief Executive Officer; and (ii) the four other most highly compensated executive officers of AMCOL, or collectively, the named officers.

----------------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation(1)(2)                   Long-Term
                                                                                      Compensation Awards
----------------------------------------------------------------------------------------------------------------------------
       Name and Principal Position                                                              Securities        All Other
                                                                       Bonus          Bonus     Underlying      Compensation
                                             Year       Salary($)      ($)(3)        ($)(4)      Options           ($)(5)
----------------------------------------------------------------------------------------------------------------------------
Lawrence E. Washow                           2002       432,000       108,000            --       30,000           35,451
   President and Chief                       2001       400,000       394,801            --       31,500           25,585
   Executive Officer since May 2000          2000       375,000            --       700,000       21,500           39,139
----------------------------------------------------------------------------------------------------------------------------
Gary L. Castagna                             2002       238,000        59,500            --       18,000           14,939
   Senior Vice President of                  2001       220,000       115,464            --       27,000            7,962
   AMCOL and former President                2000        91,667        73,333       300,000           --           20,145
   of Chemdal International
   Corporation from August 1997 until
   May 2000
----------------------------------------------------------------------------------------------------------------------------
Ryan F. McKendrick                           2002       218,000        91,432            --       17,000           21,573
   Vice President of AMCOL                   2001       200,000       195,552            --       14,000            7,998
   and President of CETCO                    2000       184,000       119,598            --       12,000           12,941
----------------------------------------------------------------------------------------------------------------------------
Gary Morrison                                2002       196,000        19,600            --       12,000            8,000
   Vice President of AMCOL                   2001       190,000        76,380            --       14,000            7,600
   and President of American                 2000       170,000       136,000            --       12,000           16,705
   Colloid Company
----------------------------------------------------------------------------------------------------------------------------
Peter L. Maul                                2002       176,000        44,000            --       10,000           10,430
   Vice President of AMCOL                   2001       160,979        35,802            --       10,000            8,559
   and President of Nanocor, Inc.            2000       152,954         7,750            --       12,000            6,800
----------------------------------------------------------------------------------------------------------------------------

(1) Includes deferred compensation under AMCOL's Savings Plan and AMCOL's Deferred Compensation Plan.

(2) The incremental cost of non-cash compensation and other personal benefits during any year presented did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for any individual named above.

(3) The figures in this column reflect bonuses from the Executive Incentive Compensation Plan and the Bonus Plan as described in the Board Compensation Committee Report on Executive Compensation.

(4) The Compensation Committee granted bonuses to certain executives in recognition of their contribution to the development and success of the absorbent polymers business that was sold to BASF AG in June 2000.

(5) The figures in this column include Company matching contributions under AMCOL's Savings Plan and the 401(k) restoration plan whereby the matching contributions for salary deferrals in excess of ERISA limits to AMCOL's Savings Plan were credited to AMCOL's Deferred Compensation Plan.

Option Grants in Last Fiscal Year

      Shown below is information on grants of incentive stock options during the fiscal year ended December 31, 2002, to the named officers, which are reflected in the Summary Compensation Table on Page 16.

---------------------------------------------------------------------------------------------------------------
                                                                                                      Grant
                                                                                                       Date
                                                   Individual Grants in 2002                          Value
                                  ------------------------------------------------------------------------------
                                   Number of
                                  Securities     % of Total                                           Grant
                                  Underlying       Options                                            Date
                                   Options        Granted to       Exercise         Expiration       Present
      Name                         Granted(1)     Employees(2)      Price(3)           Date           Value(4)
---------------------------------------------------------------------------------------------------------------
Lawrence E. Washow                  30,000           9.76%           $6.65           02/04/12         $91,836
---------------------------------------------------------------------------------------------------------------
Gary L. Castagna                    18,000           5.85%           $6.65           02/04/12         $55,102
---------------------------------------------------------------------------------------------------------------
Ryan F. McKendrick                  17,000           5.53%           $6.65           02/04/12         $52,040
---------------------------------------------------------------------------------------------------------------
Gary D. Morrison                    12,000           3.90%           $6.65           02/04/12         $36,734
---------------------------------------------------------------------------------------------------------------
Peter L. Maul                       10,000           3.25%           $6.65           02/04/12         $30,612
---------------------------------------------------------------------------------------------------------------

(1) These Incentive Stock Options ("ISOs") were issued pursuant to AMCOL's 1998 Long-Term Incentive Plan (the "1998 Plan") and may not be exercised until they vest. These ISOs vest 40% after two years, 60% after three years, 80% after four years and 100% after five years, provided that on death or retirement under specified conditions, these ISOs become fully vested. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price may not be less than 110% of such fair market value if the purchaser is a holder of more than 10% of AMCOL's outstanding voting securities.

(2)   Based on 307,450 options granted to all employees.

(3)   Fair market value on the date of grant.

(4) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $6.65, equal to the fair market value of the underlying stock on the date of grant; an option term of 6.4 years; an interest rate of 4.51% representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; volatility of 44.61%; and dividends at the rate of $0.06 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of AMCOL's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of AMCOL's common stock over the exercise price on the date the option is exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      Shown below is information with respect to (i) options exercised by the named officers pursuant to AMCOL's option plans during fiscal 2002 and (ii) unexercised options granted in fiscal 2002 and prior years under AMCOL's option plans to the named officers and held by them at December 31, 2002.

------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities         Value of Unexercised
                                   Shares                      Underlying Unexercised      In-the-Money Options at
                                  Acquired                      Options at 12/31/02               12/31/02
                                     on            Value            Exercisable/                Exercisable/
            Name                  Exercise       Realized          Unexercisable               Unexercisable(1)
------------------------------------------------------------------------------------------------------------------
Lawrence E. Washow                 51,907        $250,934        479,161 / 144,703          $1,757,743 / $332,074
------------------------------------------------------------------------------------------------------------------
Gary L. Castagna                       --              --              -- / 45,000                   -- / $31,300
------------------------------------------------------------------------------------------------------------------
Ryan F. McKendrick                     --              --         128,853 / 73,552            $476,547 / $164,763
------------------------------------------------------------------------------------------------------------------
Gary D. Morrison                   17,000         $68,063         157,841 / 52,655            $622,758 / $103,471
------------------------------------------------------------------------------------------------------------------
Peter L. Maul                          --              --         133,877 / 54,054            $500,613 / $125,218
------------------------------------------------------------------------------------------------------------------

(1) Based on the closing sale price as quoted on The New York Stock Exchange on that date.

Equity Compensation Plan Information

      This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights as of December 31, 2002 under all of our equity compensation plans.

-------------------------------------------------------------------------------------------------------------------
                                                                                             Number of Securities
                                                                                           Remaining Available for
                              Number of Securities to be                                    Future Issuance Under
                               Issued Upon Exercise of       Weighted-Average Exercise    Equity Compensation Plans
                                 Outstanding Options,          Price of Outstanding         (Excluding Securities
                                 Warrants and Rights       Options, Warrants and Rights     Reflected in Column(a)
Plan Category                           (a)                           (b)                           (c)
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security                  3,678,079                       $3.029                       410,389
Holders (1)
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Not Approved by Security                 --                             --                            --
Holders
-------------------------------------------------------------------------------------------------------------------
Total                                 3,678,079                       $3.029                       410,389
-------------------------------------------------------------------------------------------------------------------

(1) The equity compensation plans approved by the Company's shareholders are the 1983 Incentive Stock Option Plan, the 1993 Stock Plan, the 1987 Nonqualified Stock Option Plan and the 1998 Long-Term Incentive Plan.

Pension Plans

--------------------------------------------------------------------------------------------------------------
                                   Estimated Annual Retirement Benefits Based on Years of Service
--------------------------------------------------------------------------------------------------------------
  Remuneration         15 Years        20 Years       25 Years        30 Years       35 Years        40 Years
--------------------------------------------------------------------------------------------------------------
   $150,000             $33,750         $45,000        $56,250         $67,500        $78,750         $84,375
--------------------------------------------------------------------------------------------------------------
    200,000              45,000          60,000         75,000          90,000        105,000         112,500
--------------------------------------------------------------------------------------------------------------
    250,000              56,250          75,000         93,750         112,500        131,250         140,625
--------------------------------------------------------------------------------------------------------------
    300,000              67,500          90,000        112,500         135,000        157,500         168,750
--------------------------------------------------------------------------------------------------------------
    350,000              78,750         105,000        131,250         157,500        183,750         196,875
--------------------------------------------------------------------------------------------------------------
    400,000              90,000         120,000        150,000         180,000        210,000         225,000
--------------------------------------------------------------------------------------------------------------
    450,000             101,250         135,000        168,750         202,500        236,250         253,125
--------------------------------------------------------------------------------------------------------------
    500,000             112,500         150,000        187,500         225,000        262,500         281,250
--------------------------------------------------------------------------------------------------------------
    550,000             123,750         165,000        206,250         247,500        288,750         309,375
--------------------------------------------------------------------------------------------------------------

      The above table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated under AMCOL's retirement plans, which cover substantially all of its domestic employees on a non-contributory basis. The estimated benefits as disclosed on page 20 assume
(i) that the plans will be continued and (ii) that the employee will elect to receive his pension at normal retirement age. The table above and the estimates on page 20 do not reflect the reduction in an individual's final monthly compensation due to social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

-------------------------------------------------------------------------------
                              Years of             Average            Pension
         Name                  Service          Compensation          Benefit
-------------------------------------------------------------------------------
Lawrence E. Washow                24              $591,603            $201,585
-------------------------------------------------------------------------------
Gary L. Castagna                   2              $276,252                  --
-------------------------------------------------------------------------------
Ryan F. McKendrick                19              $269,788             $70,840
-------------------------------------------------------------------------------
Gary D. Morrison                  22              $256,414             $72,004
-------------------------------------------------------------------------------
Peter L. Maul                     19              $198,782             $53,621
-------------------------------------------------------------------------------

      The above table indicates the average earnings for the highest five consecutive calendar years and the number of years of credited service under the pension plans as of December 31, 2002, for each of the named officers. Covered compensation includes a participant's base salary, commissions, bonuses and salary reductions under AMCOL's Savings Plan and Deferred Compensation Plan. Mr. Castagna left the employ of the Company in 2000 and received his full pension payout in the form of a lump-sum payment during 2000 in connection with the sale of the absorbent polymers business, of which he was President. Mr. Castagna was rehired by the Company in 2001.

      Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, AMCOL has a supplemental plan that authorizes the payment out of general funds of AMCOL any benefits calculated under provisions of AMCOL's pension plan that may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 2002, was $1,948,224.

Employment Agreements

      Each of Messrs. Washow, Castagna, McKendrick, Morrison and Maul entered into employment agreements with AMCOL, effective March 15, 2002. The initial employment term under each agreement is three years, with a rolling six-month extension (unless either party gives notice of expiration six months prior to the extension). Each agreement provides a specified annual salary, a specified target annual bonus, certain payments in the event of termination that is not a result of a change of control, and a non-competition / non-solicitation covenant effective during employment and for one year thereafter.

      If one of these officers is terminated without cause or for good reason, which includes termination at the officer's election for a 30 day period commencing six months after a Change of Control, he is entitled to receive: (1) his earned but unpaid salary and bonus; (2) a pro-rata annualized bonus; (3) a lump sum equal to three times (in the case of Washow and Castagna) or two times (in the case of McKendrick, Morrison and Maul) the sum of his base salary and annualized bonus; (4) continued benefits for three years (in the case of Washow and Castagna) or two years (in the case of McKendrick, Morrison and Maul) or cash in lieu thereof; and (5) a lump sum of any amount then payable to him pursuant to the tax gross-up payment. In the event of termination of one of these officers for death or disability within seven months after a Change of Control, the officer's beneficiaries are entitled to receive the above compensation and benefits except that the continued benefits (or cash in lieu thereof) described in (4) above are limited to welfare benefits.

      Each agreement also provides that if a Change of Control occurs, all outstanding stock options, restricted stock and other equity compensation granted to the officer become fully vested and exercisable.

      A Change of Control is defined as any one or more of the following: (1) any person (other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person) acquiring 50.1% or more of the Company's common stock; (2) whenever the Incumbent Directors cease to constitute at least one-half of the directors of the Company then serving; (3) immediately prior to the consummation of a merger or similar transaction for the sale of all, or substantially all of, the assets of the Company (in the case of McKendrick, Morrison and Maul) or a sale of 50.1% of assets of the Company (in the case of Washow and Castagna); (4) shareholder approval of a plan of liquidation; and (5) a sale of all of the stock or assets of a subsidiary where being president of the subsidiary is the officer's primary responsibility.

Board Committee Membership Roster and Meetings

       -------------------------------------------------------------------------
                     Name       Audit     Compensation  Executive    Nominating
       -------------------------------------------------------------------------
       Arthur Brown               X*          X
       -------------------------------------------------------------------------
       Robert E. Driscoll III     X           X
       -------------------------------------------------------------------------
       John Hughes                                          X            X
       -------------------------------------------------------------------------
       Jay D. Proops              X                         X            X
       -------------------------------------------------------------------------
       C. Eugene Ray              X           X             X*           X*
       -------------------------------------------------------------------------
       Clarence O. Redman                     X             X
       -------------------------------------------------------------------------
       Dale E. Stahl              X           X*            X            X
       -------------------------------------------------------------------------
       Lawrence E. Washow                                   X
       -------------------------------------------------------------------------
       Audrey L. Weaver                       X
       -------------------------------------------------------------------------
       Paul C. Weaver                                       X            X
       -------------------------------------------------------------------------
       Number of Meetings
         in 2002                  5           4             3            2
       -------------------------------------------------------------------------
      *  Chairperson.

      The Board of Directors held 5 meetings during the 2002 fiscal year. During the last year, all Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. The mandatory retirement age for directors is 70.

      The Audit Committee, comprised of independent, non-employee directors, is responsible for reviewing the proposed audit program for each fiscal year, the results of the audits and the adequacy of AMCOL's systems of internal accounting control with AMCOL's financial management and its independent auditors. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit Committee charter is attached to this Proxy Statement.

      The Compensation Committee, comprised of non-employee directors, is responsible for annually reviewing the salaries and bonuses of all executive officers, and oversees AMCOL's compensation, incentive and employee benefit programs. This Committee is also responsible for the selection of those officers, directors and key employees who are eligible to receive stock options, determines the number of options to be awarded and the period during which options may be exercised under AMCOL's various option plans. Clarence O. Redman is a member of AMCOL's Compensation Committee and, as such, participated in discussions where the compensation awarded to each of the Named Officers was decided. Mr. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

      The Nominating Committee, comprised of non-employee directors, is responsible for recommending to the Board of Directors, at the request of the Board of Directors, nominees who are deemed by the Committee to be qualified for Board of Directors' membership. The Nominating Committee will not consider nominees recommended by shareholders of AMCOL.

Director Compensation

  ------------------------------------------------------------------------------
   Type of Compensation                               Cash         Stock Options
  ------------------------------------------------------------------------------
   Annual Retainer                                  $14,700           2,000
  ------------------------------------------------------------------------------
   Board Meeting Attendance Fee                       1,470
  ------------------------------------------------------------------------------
   Annual Retainer for Committee Chairman             1,969
  ------------------------------------------------------------------------------
   Committee Meeting Attendance Fee                     525
  ------------------------------------------------------------------------------

      Directors who are also full-time employees of AMCOL are not paid for their services as directors or for attendance at meetings. The Company provides excess personal liability insurance coverage for its non-employee directors. The premium paid per non-employee director for such insurance was approximately $545 for 2002.

      Pursuant to the 1998 Long-Term Incentive Plan, each of the non-employee directors was granted 2,000 options at $6.65 per share in 2002.

      Directors' fees will increase for 2003 as follows: $18,000 and 3,000 stock option grants for the annual retainer; $1,500 for the board meeting attendance fee; $2,000 for the annual Executive, Compensation and Nominating Committee chair retainers; $3,000 for the annual Audit Committee chair retainer; $1,000 for Executive, Compensation and Nominating Committee attendance fees; and $1,500 for the Audit Committee meeting attendance fee. As of May 15, 2003, non-employee Directors will be able to participate in the Company's health insurance plan at the Directors' cost.

             Compensation Committee Report on Executive Compensation

      AMCOL's mission is to supply high-quality performance products and innovative technologies for mineral and environmental markets worldwide. To accomplish this objective, AMCOL has developed comprehensive compensation strategies that emphasize maximizing shareholder value and growth in sales and earnings. The compensation program has been designed to reinforce and support AMCOL's business goals and to help the organization both attract and retain high quality executive talent.

      The Compensation Committee of the Board of Directors is comprised of six non-employee directors whose objectives are to approve the design, assess the effectiveness of and administer compensation programs in support of the compensation policies. The Compensation Committee also evaluates executive performance and reviews and approves all salary arrangements and other remuneration for the officer group.

Compensation Committee Philosophy

      The Compensation Committee is committed to implementing and administering a compensation program that supports and underscores AMCOL's mission and values. The policies underlying the Compensation Committee's compensation decisions are enumerated more fully below:

      Compensation opportunities should strengthen AMCOL's ability to attract, retain, and encourage the growth and development of the highest caliber executive talent upon whose efforts the success of AMCOL largely depends.

      A substantial portion of pay for senior executives should be comprised of at-risk, variable compensation whose payout is dependent on the achievement of specific corporate and individual performance objectives. In addition, the at-risk components of pay will have a significant equity-based element to ensure appropriate linkage between executive behavior and shareholder interests.

      The committee considers stock ownership by management to be an important means of linking management's interests with those of shareholders. Effective February 1999, AMCOL adopted stock ownership guidelines for its corporate and subsidiary officers. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to four times base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Executives are expected to reach their respective stock ownership goals over a three-year period.

      Each compensation component targets pay opportunities at the median of compensation paid to executives included in AMCOL's comparative compensation peer group. AMCOL's comparative compensation group is not the same as the companies that make up the peer group in the stock price performance graph included in this proxy statement. In order to provide an appropriate basis for compensation analysis, a group larger than the stock price graph's peer group was used; note, however, that a significant number of the peer group companies are included in the comparative compensation group.

Components of Compensation

      AMCOL's total compensation program consists of several components, each of which plays a role in supporting overall business goals and pay philosophy. In assessing the competitiveness of AMCOL's senior executive compensation programs, available salary data consisting of general manufacturing companies is used for comparison purposes. Pay decisions are based upon pay data for comparable positions. The total compensation program consists of base salary, annual incentives and long-term incentives.

Base Pay

      Base salary targets are set at median levels (50th percentile) relative to competitive market levels for comparable positions based upon available survey data from AMCOL's comparative compensation group. The Compensation Committee annually reviews each executive's base salary and makes adjustments based upon levels of responsibility, breadth of knowledge, internal equity issues, as well as market pay practices. Salary adjustments are based primarily upon individual performance, which is evaluated based on individual contributions to AMCOL.

      In arriving at Mr. Washow's base salary, the Compensation Committee considered his individual performance and his long-term contributions to the financial success of AMCOL. The Committee also compared Mr. Washow's base salary with the base salaries of chief executive officers from appropriate salary surveys.

Annual Incentives

      The Executive Incentive Compensation Plan, or the incentive plan, underscores AMCOL's pay-for-performance philosophy by rewarding executives for meaningful contributions toward predetermined financial performance goals. The annual incentive opportunity for the Chief Executive Officer and Chief Financial Officer is based upon performance of AMCOL, as a whole, compared to targets for return on capital and earnings per share. These executives do not receive bonuses until AMCOL achieves a return on capital and earnings per share, which the committee deems appropriate. In the case of the other executives, their bonuses are determined pursuant to formulas tailored for each business segment with an emphasis on the return on capital and earnings of the particular business segment to which the executive devotes the majority of his time. Mr. Washow, as Chief Executive Officer, was paid a bonus of $108,000 for the 2002 fiscal year financial performance of AMCOL.

Limitations on Payments

      Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under some qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000. To the extent that any bonus payments cause the executive's total compensation to exceed $1,000,000 in any given year, the excess will be deferred until a year when such amount can be deducted by the Company.

Long-Term Incentives

      Long-term incentives are provided annually in the form of stock options. Stock options under AMCOL's 1998 Long-Term Incentive Plan are granted by the Compensation Committee. Stock options are granted at a price not less than the fair market value of the common stock on the date of grant. Hence, the options will only have value when and if the stock price appreciates above the grant date price. Stock options are the only long-term incentive compensation vehicle currently used by AMCOL. In 2002 and prior years the Compensation Committee has granted incentive stock options; however, in 2003 the Compensation Committee granted non-qualified stock options.

      The option program serves to focus executives on long-term shareholder value creation and foster an ownership mentality among the executive management team. In keeping with AMCOL's commitment to provide a total compensation package that focuses on at-risk pay components, long-term incentives will continue to comprise a large portion of the value of an executive's total compensation package. Currently, approximately 10 to 15 percent of the value of total compensation is comprised of equity incentives.

      When determining award sizes, the Compensation Committee considers the executive's responsibility level, prior experience, historical award data and ability to positively impact long-term shareholder value. The Compensation Committee also strives to deliver market competitive long-term incentive award opportunities to executives based on the dollar value of the award delivered.

      In 2002, the Chief Executive Officer received options to purchase 30,000 shares with an exercise price of $6.65, as provided in the Option Grant Table on Page 18. The Compensation Committee believes the equity incentive program provides a strong link between management behavior and shareholder interests.

                             Compensation Committee
                             ----------------------
                             Dale E. Stahl, Chairman
                                  Arthur Brown
                             Robert E. Driscoll, III
                                  C. Eugene Ray
                               Clarence O. Redman
                                Audrey L. Weaver
                          Report of the Audit Committee

      The Audit Committee of AMCOL consists of five independent (as defined by the rules of the

New York Stock Exchange) directors and operates under a written charter approved by the Audit Committee and adopted by the Board of Directors. The members of the committee are Arthur Brown, Robert E. Driscoll, III, Jay D. Proops, C. Eugene Ray and Dale E. Stahl, Chairman. The Audit Committee recommends the selection of the Company's independent accountants to the Board of Directors.

      Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

Review with Management

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with management.

Review and Discussions with Independent Accountants

      The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

      The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with KPMG LLP their independence from the Company.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the

Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                 Audit Committee
                                 ---------------
                             Arthur Brown, Chairman
                             Robert E. Driscoll, III
                                  Jay D. Proops
                                  C. Eugene Ray
                                  Dale E. Stahl

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of KPMG LLP served as AMCOL's independent auditors for the fiscal year ended December 31, 2002. During fiscal year 2002, AMCOL retained KPMG LLP to audit AMCOL's consolidated financial statements and benefit plans and to perform certain other auditing and tax services. Fees paid to KPMG LLP for these services were as follows:

      Audit Fees                                       $170,197
      All other fees                                   $515,341

            (a) Other fees include amounts related to tax consultation in connection with various transactions, statutory audits of certain non-U.S. subsidiaries, support for mergers and acquisitions and audits of the financial statements of AMCOL's benefit plans.

      The Audit Committee has considered whether the provision of these non-audit services by KPMG LLP is compatible with maintaining auditor independence.

      KPMG LLP did not render professional services relating to financial information systems design and implementation for the year ended December 31, 2002.

      A representative of KPMG LLP will be present at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.

Stock Performance Graph

      The following graph sets forth a five-year comparison of cumulative total returns for: (i) AMCOL (which trades on The New York Stock Exchange); (ii) S&P SmallCap 600 Index; and (iii) a custom peer group of publicly traded companies, or the peer group.

      Using the assistance of consultants, AMCOL selected the peer group which consists of companies whose businesses, sales sizes, market capitalization and stock trading volumes were similar to that of AMCOL.

      All returns were calculated assuming dividend reinvestment on a quarterly basis. The returns of each company in the peer group have been weighted according to market capitalization.

      The peer group consists of the following companies: Calgon Carbon Corporation, Mississippi Chemical Corporation, Oil-Dri Corporation of America and Zemex Corporation. ChemFirst, Inc. was acquired by DuPont in November 2002 and has therefore been removed from the peer group.

               Comparison of Five-Year Cumulative Total Return (1)
             AMCOL, S&P SmallCap 600 and Self-Determined Peer Group

                            12/97   12/98    12/99    12/00   12/01    12/02
AMCOL International         100.0   63.4     105.7    121.9   186.6    152.69
S&P SmallCap 600 Index      100.0   98.7     110.9    124.0   132.1    112.77
Custom Peer Group*          100.0   76.7     54.5     39.6    51.9     30.3

* The peer group consists of the following companies: Calgon Carbon Corporation, ChemFirst, Inc., Mississippi Chemical Corporation, Oil-Dri Corporation of America, and Zemex Corporation.

(1) Assumes $100 invested on December 31, 1997, in AMCOL International Corporation Common Stock, S&P SmallCap 600 and Self-Determined Peer Group. ChemFirst, Inc. was acquired by DuPont in November 2002 and has therefore been removed from the peer group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Clarence O. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, AMCOL's directors, its executive officers and any persons holding more than 10% of AMCOL's common stock are required to report their initial ownership of AMCOL's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and AMCOL is required to disclose in this proxy statement if a director or executive officer filed a late report. No late reports were filed. In making these disclosures, AMCOL has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be included in AMCOL's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of shareholders of AMCOL to be held in 2004 must be received by AMCOL on or before December 3, 2003.

      If a shareholder intends to present a proposal at the 2004 annual meeting of shareholders but does not seek inclusion of that proposal in AMCOL's proxy statement for that meeting, such shareholder must deliver written notice of the proposal to AMCOL in accordance with the requirements of AMCOL's By-Laws. Generally, such proposals must be delivered to AMCOL between February 9, 2004 and March 11, 2004. All proposals or notices should be directed to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois 60004-7803.

                                  OTHER MATTERS

      In addition to the business described above, there will be remarks by the Chairman and the Chief Executive Officer and a general discussion period during which shareholders will have an opportunity to ask questions about AMCOL.

      As of the date of this proxy statement, AMCOL's management knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of AMCOL and its shareholders.

                                             By Order of the Board of Directors,

                                             Clarence O. Redman
                                             Secretary

Arlington Heights, Illinois
April 1, 2003